Ex. 99.1

SILVERLEAF RESORTS, INC.
1221 River Bend Drive, Suite 120
Dallas, Texas 75247

Silverleaf Resorts Announces New Consulting Arrangement with Brayfield

DALLAS—(BUSINESS WIRE) — December 16, 2010  — Silverleaf Resorts, Inc. (NASDAQ: SVLF)

The Company announces that Sharon K. Brayfield, President-Owner Based Marketing and Sales Administration will vacate that office effective December 31, 2010.  Brayfield will continue as a consultant to Silverleaf.  She has been associated with Silverleaf Resorts, Inc. for 29 years and will continue to work closely with the Company’s management.

About Silverleaf Resorts

Based in Dallas, Texas, Silverleaf Resorts, Inc. currently owns and operates timeshare resorts with a wide array of country club-like amenities, such as golf, clubhouses, an indoor water park, swimming, tennis, boating, and many organized activities for children and adults. For additional information, please visit www.silverleafresorts.com .

Forward-Looking Statements

This release contains certain forward-looking statements that involve risks and uncertainties and actual results may differ materially from those anticipated. The Company is subject to specific risks associated with the timeshare industry, the regulatory environment, and various economic factors. These risks and others are more fully discussed under the heading “Risk Factors” in the Company's reports filed with the Securities and Exchange Commission, including the Company's 2009 Annual Report on Form 10-K filed on March 8, 2010.

For more information or to visit the Company's website, click here:
http://www.b2i.us/irpass.asp?BzID=1358&Nav=0&S=0&L=1

Contact:
Silverleaf Resorts, Inc., Dallas, Texas
Thomas J. Morris, 214-631-1166 x2218